Item 2(k)(7) – Securities Account Control Agreement

SECURITIES ACCOUNT CONTROL AGREEMENT

This SECURITIES ACCOUNT CONTROL AGREEMENT (the “Agreement”) dated as of June 10, 2016 is made by and among West Raptor Holdings, LLC, a Delaware limited liability company (the “Pledgor”), U.S. Bank National Association, a national banking association, as collateral agent for the benefit of Purchaser (as defined below) (“the Secured Party”), and U.S. Bank National Association in its capacity as a “securities intermediary” (as defined in Section 8-102 of the UCC (in such capacity, the “Financial Institution”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Collateral Agreement dated as of June 10, 2016 (as amended, restated, supplemented, or otherwise modified from time to time, the “Collateral Agreement”), among the Pledgor and the other persons party thereto. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York;

WHEREAS, pursuant to the Collateral Agreement, the Pledgor has granted to the Secured Party for the benefit of Mandatory Exchangeable Trust (“the Purchaser”) a security interest in the Collateral described therein (including the Pledged Account (as defined in Section 1(a) below)); and

WHEREAS, the parties hereto are entering into this Agreement to perfect and ensure the priority of such security interest in the Pledged Account;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.            Establishment and Maintenance of Pledged Account.

(a)            The Financial Institution hereby represents and warrants that it has established and currently maintains in the name of Pledgor the securities account with the reference “Mandatory Ex Trust Sec Collateral” and account number “267215001” and that the Pledgor is its sole entitlement holder with respect to such account. Such account and any successor account being referred to herein as a “Pledged Account.” The Financial Institution covenants and agrees that it shall not change the name, reference or account number of the Pledged Account without the prior written consent of the Pledgor and the Secured Party;

(b)            The Financial Institution represents and warrants that the Pledged Account is a “securities account” (as defined in Section 8-501 of the UCC).

(c)            The Financial Institution covenants and agrees that: (i) all securities or other property underlying any financial assets credited to the Pledged Account shall be registered in the name of the Financial Institution, indorsed to the Financial Institution or indorsed in blank or credited to another securities account maintained in the name of the Financial Institution; (ii) in no case will any financial asset credited to the Pledged Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor except to the extent the foregoing have been specially indorsed to the Financial Institution or in blank; and (iii) all property delivered to the Financial Institution pursuant to the Collateral Agreement will be promptly credited to the Pledged Account.

SECTION 2.            “Financial Assets” Election. The Financial Institution hereby agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument or cash) credited to the Pledged Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

SECTION 3.            Secured Party’s Control of the Pledged Account. If at any time the Financial Institution shall receive from the Secured Party any entitlement order (i.e., an order directing transfer or redemption of any financial asset relating to the Pledged Account), the Financial Institution shall comply with such entitlement order without further consent by the Pledgor or any other person.

SECTION 4.            Pledgor’s Access to the Pledged Account. It is understood and agreed that until this Agreement is terminated in accordance with the terms hereof, the Financial Institution shall not comply with entitlement orders of the Pledgor or any person other than the Secured Party without the express consent of the Secured Party to each such entitlement order.

SECTION 5.            Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Pledged Account or any financial assets, cash or other property credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Secured Party. The financial assets, money and other items credited to the Pledged Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Secured Party (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the respective Pledged Account and (ii) the face amount of any checks which have been credited to such Pledged Account but are subsequently returned unpaid because of uncollected or insufficient funds).

SECTION 6.            Governing Law. This Agreement and any dispute, claim or controversy arising out of or relating to this Agreement (whether arising in contract, tort or otherwise) shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to conflicts of law rules that would result in the application of a different governing law (other than any mandatory provisions of the UCC relating to the law governing perfection and effect of perfection or priority of the security interests). Regardless of any provision in any other agreement, for purposes of the UCC, with respect to the Pledged Account, New York shall be deemed to be the securities intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC). The Pledged Account shall be governed by the laws of the State of New York.

SECTION 7.            Conflict with Other Agreements. The Financial Institution hereby represents, warrants, covenants and agrees that:

(a)            there are no other agreements entered into between the Financial Institution and the Pledgor with respect to the Pledged Account;

(b)            it has not entered into, and until the termination of the this Agreement will not enter into, any agreement with any other person relating to the Pledged Account and/or any financial assets credited thereto pursuant to which it agrees or has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person;

(c)            it has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Pledgor or the Secured Party purporting to limit or condition the obligation of the Financial Institution to comply with entitlement orders; and

(d)            in the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

SECTION 8.            Adverse Claims. The Financial Institution represents and warrants that, except for the claims and interest of the Secured Party and of the Pledgor in the Pledged Account, it does not know of any security interest in, lien on or claim to, or other interest in, the Pledged Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Account or in any financial asset carried therein, the Financial Institution will promptly notify the Secured Party and the Pledgor thereof.

SECTION 9.            Provisions Regarding Maintenance of Pledged Account. The Financial Institution covenants and agrees:

(a)            Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Pledged Account and/or any financial assets credited thereto simultaneously to each of the Pledgor and the Secured Party at the address for each set forth in Section 14 of this Agreement.

(b)            Tax Reporting. All items of income, gain, expense and loss recognized in the Pledged Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Pledgor.

(c)            Voting Rights. At any time during which the Pledgor is entitled to give entitlement orders pursuant to Section 4 hereof, the Pledgor shall direct the Financial Institution with respect to the voting of any financial assets credited to the Pledged Accounts. At all other times, the Secured Party shall have the exclusive right to vote with respect to any such financial assets. Notwithstanding anything to the contrary herein, unless and until the Secured Party otherwise directs, the Pledgor shall direct the Financial Institution with respect to the voting of any financial assets credited to the Pledged Accounts. Upon written notice to the Financial Institution, the Secured Party shall have the exclusive right to vote with respect to any such financial assets.

SECTION 10.          Additional Representation and Warranty of the Financial Institution. The Financial Institution represents and warrants that this Agreement is the legal, valid, binding and enforceable obligation of the Financial Institution.

SECTION 11.          Indemnification of Financial Institution. The Pledgor and the Secured Party hereby agree that (a) the Financial Institution is released from any and all liabilities to the Pledgor and the Secured Party arising from the terms of this Agreement and the compliance by the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s negligence, bad faith or willful misconduct and (b) the Pledgor, its successors and assigns shall, subject to Section 22(f), at all times indemnify and save harmless the Financial Institution, its officers, directors, employees and agents, from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, except to the extent that such arises from the Financial Institution’s negligence, bad faith or willful misconduct and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement.

SECTION 12.            Non-Petition. To the fullest extent permitted by applicable law, each of the Financial Institution and the Secured Party agrees that, until one year (or, if longer, the applicable preference period then in effect) and one day after the satisfaction in full of all of the obligations of Pledgor under Section 2.3 of the Contract (other than any indemnification, reimbursement or similar obligation that is contingent at the applicable time), it will not, file any petition with respect to Pledgor under the provisions of Title 11 of the United States Code, 11 U.S.C.§§ 101 et seq. or any analogous state or foreign law, in any such case seeking or consenting to (i) a determination of bankruptcy or insolvency with respect to Pledgor, (ii) a liquidation, dissolution, arrangement or similar relief with respect to Pledgor, (iii) the appointment of a receiver, liquidator, conservator, assignee, trustee, sequestrator, custodian or any similar official for Pledgor or for all or any substantial portion of its properties or (iv) other relief that would constitute a bankruptcy with respect to Pledgor or all or substantially all of its property.

SECTION 13.            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided that neither the Pledgor nor the Financial Institution may assign, transfer or delegate any of their rights or obligations under this Agreement without the prior written consent of the Secured Party, and any such assignment, transfer or delegation without such consent shall be null and void. Additionally, in the event that the Secured Party is replaced as Collateral Agent under the Collateral Agreement, any entity that succeeds to such role shall be entitled to the benefits of this Agreement. The Secured Party agrees to send written notice to the Financial Institution of any such replacement.

SECTION 14.            Notices. All notices, requests or other communications to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below or, if given by facsimile or electronic mail, upon the sender’s receipt of written acknolwedgement of receipt from the intended recipient (such as, in the case of electronic mail, by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), or to such other address as any party may give to the others in writing for such purpose.

West Raptor Holdings, LLC:

West Raptor Holdings, LLC
103 Foulk Road, Suite 202
Wilmington, Delaware 19803
USA

Attn: Nikesh Arora and Alok Sama and Jonathan Bullock
Fax: 302-652-8667
Email: nikesh@softbank.com and alok@softbank.com and jb@softbank.com;

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP
1870 Embarcadero Rd
Palo Alto, CA 94303
USA
Attn: John L. Savva and Sarah P. Payne
Fax: +1-650-461-5700
Email: savvai@sullcrom.com and paynesa@sullcrom.com

U.S. Bank National Association, in its role as Secured Party:

Global Corporate Trust Services
101 North First Avenue, Suite 1600
Phoenix, AZ 85003
USA
Attention: Mary Ambriz-Reyes (re: West Raptor Holdings, LLC)
Telephone: +1-602-257-5430
Fax: +1-602-257-5433
Email: mary.ambrizreyes@usbank.com

U.S. Bank National Association, in its role as Financial Institution:

Global Corporate Trust Services
101 North First Avenue, Suite 1600
Phoenix, AZ 85003
USA
Attention: Mary Ambriz-Reyes (re: West Raptor Holdings, LLC)
Telephone: +1-602-257-5430
Fax: +1-602-257-5433
Email: mary.ambrizreyes@usbank.com

SECTION 15.            Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by written amendment executed by all of the parties hereto.

SECTION 16.            Termination. This Agreement shall continue in effect until the security interest of the Secured Party in the Pledged Account has been terminated pursuant to the terms of the Collateral Agreement and the Secured Party has notified the Financial Institution of such termination in writing. The Secured Party agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution upon the request of the Pledgor on or after the termination of the Secured Party’s security interest in the Pledged Account pursuant to the terms of the Collateral Agreement. The termination of this Agreement shall not terminate the Pledged Account or alter the obligations of the Financial Institution to the Pledgor pursuant to any other agreement with respect to the Pledged Account.

SECTION 17.            Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 18.            Counterparts. This Agreement may be executed, acknowledged and delivered in any number of counterparts, each of which shall be an original, but all of which shall constitute a single instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf’ or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 19.            Integration. This Agreement, the Collateral Agreement, the RO Undertaking and the Contract constitute the entire agreement among the parties with respect to the subject matter of this Agreement, and supersede any and all prior agreements, understandings and negotiations, both written and oral, among the parties with respect to the subject matter of this Agreement. There are no promises, undertakings, representations or warranties by the Secured Party relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein.

SECTION 20.            Collateral Agent. In the performance of its duties herein, the Financial Institution shall be entitled to all rights, privileges and immunities afforded the Collateral Agent as set forth in the Collateral Agreement as if set forth fully herein.

SECTION 21.            Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 22.            Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)              submits for itself and its property in any legal action or proceeding relating to this Agreement (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)              agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)              agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this Agreement shall affect any right that the Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against the Pledgor or any of its assets in the courts of any jurisdiction;

(d)            waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this section (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e)            consents to service of process in the manner provided in Section 14 of this Agreement or at such other address of which the Secured Party shall have been notified pursuant thereto by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law); and

(f)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

SECTION 23.            WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, SECURED PARTY OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE, THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

WEST RAPTOR HOLDINGS, LLC

By:
Name: Nikesh Arora Title: Director

[Signature Page to the Securities Account Control Agreement]

U.S. BANK NATIONAL ASSOCIATION in its role as Secured Party

By:
Name: Mary Ambriz-Reyes
Title: Vice President

[Signature Page to the Securities Account Control Agreement]

U.S. BANK NATIONAL ASSOCIATION in its role as Financial Institution

By:
Name: Mary Ambriz-Reyes Title: Vice President

[Signature Page to the Securities Account Control Agreement]

EXECUTION VERSION

Exhibit A

[Letterhead of Secured Party]

[Date]

[Name and Address of Financial Institution]

Attention:        ________

Re: Termination of Securities Account Control Agreement

You are hereby notified that the Securities Account Control Agreement dated _____, _____ among you, West Raptor Holdings, LLC and the undersigned is terminated and you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s) ______ from West Raptor Holdings, LLC. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to West Raptor Holdings, LLC pursuant to any other agreement.

You are instructed to deliver a copy of this notice by facsimile and email transmission to West Raptor Holdings, LLC.

Very truly yours,

[U.S. Bank National Association, as Secured Party]

By:
Title: